Exhibit 99.1

FOR IMMEDIATE RELEASE
 .
NICOLET BANKSHARES, INC. ANNOUNCES FIRST QUARTER 2025 RESULTS

•Net income $33 million for first quarter 2025, compared to net income of $34 million in prior quarter, and net income of $28 million for first quarter 2024
•Solid loan growth of $119 million (2%) from year end 2024
•Core deposits increased $62 million (1%) from year end 2024
•Repurchased 233,207 common shares for $26 million during first quarter 2025, and authorized $60 million in additional repurchases

Green Bay, Wisconsin, April 15, 2025 - Nicolet Bankshares, Inc. (NYSE: NIC) (“Nicolet”) announced first quarter 2025 net income of $33 million and earnings per diluted common share of $2.08, compared to net income of $34 million and earnings per diluted common share of $2.19 for fourth quarter 2024, and net income of $28 million and earnings per diluted common share of $1.82 for first quarter 2024.

“Our first quarter profitability metrics likely place us well within the top quartile of community banks and these results continue to demonstrate that our actions match our words as discussed in our annual report letter,” said Mike Daniels, Chairman, President, and CEO of Nicolet. “We are growing core relationships in all revenue lines, and we are especially encouraged that our typical seasonal decline in core deposits was much less than in prior years. We are also encouraged that our growth is occurring in a disciplined manner. Even with the recent public market volatility and uncertainty, our team is doing what we do best – having real conversations with customers and figuring out how to matter to them and our communities.”

Daniels continued, “while we continue to have high-level M&A conversations, we remain steadfast in our belief that any deal needs to make Nicolet a better bank and enhance long-term shareholder value. Given the market uncertainty, we believe it makes sense to allow the dust to settle. In the meantime, our Board increased our stock buyback authorization, and affirmed that the best acquisition we can make – regardless of any market volatility – is in our own company through share repurchases.”

Balance Sheet Review
At March 31, 2025, period end assets were $9.0 billion, an increase of $178 million (2%) from December 31, 2024, mostly from loan growth. Total loans increased $119 million from December 31, 2024, mostly in commercial & industrial loans. Total deposits of $7.6 billion at March 31, 2025, increased $169 million from December 31, 2024, including a $107 million increase in brokered deposits and a $62 million increase in customer (core) deposits. Total capital was $1.2 billion at March 31, 2025, an increase of $10 million over December 31, 2024, with solid earnings and favorable movements in the securities portfolio market valuation partly offset by common stock repurchases and the quarterly common stock dividend. At March 31, 2025, approximately $10 million remained available for common stock repurchases under the current board authorization. Subsequently, on April 15, 2025, the Board approved a $60 million increase to the common stock repurchase authorization.

Asset Quality
Nonperforming assets were $29 million and represented 0.33% of total assets at March 31, 2025, minimally changed from both December 31, 2024 and March 31, 2024. The allowance for credit losses-loans was $67 million and represented 1.00% of total loans at March 31, 2025, compared to $66 million (or 1.00% of total loans) at December 31, 2024, and $64 million (or 1.01% of total loans) at March 31, 2024. Asset quality trends remain solid and loan net charge-offs were negligible.

Income Statement Review - Quarter
Net income was $33 million for first quarter 2025, compared to net income of $34 million for fourth quarter 2024.

Net interest income was $71 million for first quarter 2025, down slightly from fourth quarter 2024, mostly due to higher interest expense from deposit growth, with average interest-bearing deposits up $285 million (5%) over fourth quarter. The net interest margin for first quarter 2025 was 3.58%, down 3 bps from 3.61% for fourth quarter 2024. The yield on interest-earning assets decreased 1 bps (to 5.67%), while the cost of interest-bearing liabilities for first quarter 2025 decreased 7 bps (to 2.83%) due to lower deposit costs and decreased 9 bps due to lower noninterest-bearing demand deposits.

Noninterest income of $18 million for first quarter 2025 decreased $3 million from fourth quarter 2024, mostly due to seasonably lower net mortgage income from fewer secondary market sales. Wealth income decreased $0.2 million, while other noninterest income declined $0.3 million on lower swap fees. Net asset gains were $0.9 million unfavorable, mostly from changes in the market value of equity securities.

Noninterest expense of $48 million for first quarter 2025 was down slightly from fourth quarter 2024. Occupancy, equipment, and office expense increased $0.6 million on higher software and snowplowing costs, while marketing declined $0.2 million due to donations to support capital campaigns within our communities in fourth quarter 2024 and other noninterest expense declined $0.4 million mostly within legal and professional fees.

About Nicolet Bankshares, Inc.
Nicolet Bankshares, Inc. is the bank holding company of Nicolet National Bank, a growing, full-service, community bank providing services ranging from commercial, agricultural and consumer banking to wealth management and retirement plan services. Founded in Green Bay in 2000, Nicolet National Bank operates branches primarily in Wisconsin, Michigan, and Minnesota. More information can be found at www.nicoletbank.com.

Use of Non-GAAP Financial Measures
This communication contains non-GAAP financial measures, such as non-GAAP adjusted net income, non-GAAP adjusted earnings per diluted common share, tangible book value per common share, return on average tangible common equity, and tangible common equity to tangible assets. Management believes such measures to be helpful to management, investors and others in understanding Nicolet’s results of operations and financial position. When non-GAAP financial measures are used, the comparable GAAP financial measures, as well as the reconciliation of the non-GAAP measures to the GAAP financial measures, are provided. See “Reconciliation of Non-GAAP Financial Measures (Unaudited)” below. The non-GAAP net income measure and related reconciliation provide information useful to investors in understanding the operating performance and trends of Nicolet and also aid investors in comparing Nicolet’s financial performance to the financial performance of peer banks. Management considers non-GAAP financial ratios to be critical metrics with which to analyze and evaluate financial condition and capital strengths. While non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP.

Nicolet Bankshares, Inc.
Consolidated Balance Sheets (Unaudited)
(In thousands, except share data)	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Assets
Cash and due from banks	$105,085	$115,943	$124,076	$109,674	$81,677
Interest-earning deposits	467,095	420,104	303,908	298,856	345,747
Cash and cash equivalents	572,180	536,047	427,984	408,530	427,424
Securities available for sale, at fair value	838,105	806,415	825,907	799,937	803,963
Other investments	58,627	62,125	63,632	64,720	66,103
Loans held for sale	8,092	7,637	11,121	9,450	5,022
Loans	6,745,598	6,626,584	6,556,840	6,529,134	6,397,617
Allowance for credit losses - loans	(67,480)	(66,322)	(65,785)	(65,414)	(64,347)
Loans, net	6,678,118	6,560,262	6,491,055	6,463,720	6,333,270
Premises and equipment, net	125,274	126,979	123,585	120,988	119,962
Bank owned life insurance (“BOLI”)	187,902	186,448	185,011	171,972	170,746
Goodwill and other intangibles, net	386,588	388,140	389,727	391,421	393,183
Accrued interest receivable and other assets	120,336	122,742	119,096	126,279	126,989
Total assets	$8,975,222	$8,796,795	$8,637,118	$8,557,017	$8,446,662

Liabilities and Stockholders' Equity
Liabilities:
Noninterest-bearing demand deposits	$1,689,129	$1,791,228	$1,839,617	$1,764,806	$1,665,229
Interest-bearing deposits	5,883,061	5,612,456	5,420,380	5,476,272	5,500,503
Total deposits	7,572,190	7,403,684	7,259,997	7,241,078	7,165,732
Long-term borrowings	156,563	161,387	161,210	162,433	162,257
Accrued interest payable and other liabilities	63,201	58,826	66,584	62,093	55,018
Total liabilities	7,791,954	7,623,897	7,487,791	7,465,604	7,383,007
Stockholders' Equity:
Common stock	152	154	151	150	149
Additional paid-in capital	630,340	655,540	647,934	639,159	636,621
Retained earnings	594,068	565,772	535,638	507,366	482,295
Accumulated other comprehensive income (loss)	(41,292)	(48,568)	(34,396)	(55,262)	(55,410)
Total stockholders' equity	1,183,268	1,172,898	1,149,327	1,091,413	1,063,655
Total liabilities and stockholders' equity	$8,975,222	$8,796,795	$8,637,118	$8,557,017	$8,446,662

Common shares outstanding	15,149,341	15,356,785	15,104,381	14,945,598	14,930,549

Nicolet Bankshares, Inc.
Consolidated Statements of Income (Unaudited)
	For the Three Months Ended
(In thousands, except per share data)	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Interest income:
Loans, including loan fees	$100,666	$100,605	$100,824	$97,975	$93,648
Taxable investment securities	5,560	5,369	5,211	5,056	4,557
Tax-exempt investment securities	1,049	1,073	1,095	1,152	1,238
Other interest income	5,466	5,787	5,492	4,695	4,588
Total interest income	112,741	112,834	112,622	108,878	104,031
Interest expense:
Deposits	39,465	39,138	42,060	41,386	38,990
Short-term borrowings	—	—	2	—	—
Long-term borrowings	2,070	2,146	2,194	2,150	2,234
Total interest expense	41,535	41,284	44,256	43,536	41,224
Net interest income	71,206	71,550	68,366	65,342	62,807
Provision for credit losses	1,500	1,000	750	1,350	750
Net interest income after provision for credit losses	69,706	70,550	67,616	63,992	62,057
Noninterest income:
Wealth management fee income	6,975	7,208	7,085	6,674	6,485
Mortgage income, net	1,926	3,326	2,853	2,634	1,364
Service charges on deposit accounts	2,025	1,877	1,913	1,813	1,581
Card interchange income	3,337	3,541	3,564	3,458	3,098
BOLI income	1,420	1,421	1,455	1,225	1,347
Asset gains (losses), net	(354)	510	1,177	616	1,909
Deferred compensation plan asset market valuations	45	(192)	1,162	169	59
LSR income, net	1,057	1,064	1,090	1,117	1,134
Other noninterest income	1,792	2,103	2,079	1,903	2,445
Total noninterest income	18,223	20,858	22,378	19,609	19,422
Noninterest expense:
Personnel expense	26,521	26,682	28,937	26,285	26,510
Occupancy, equipment and office	9,330	8,685	8,826	8,681	8,944
Business development and marketing	2,100	2,325	1,823	2,040	2,142
Data processing	4,525	4,668	4,535	4,281	4,270
Intangibles amortization	1,552	1,587	1,694	1,762	1,833
FDIC assessments	940	990	990	990	1,033
Other noninterest expense	2,819	3,268	2,343	2,814	2,415
Total noninterest expense	47,787	48,205	49,148	46,853	47,147
Income before income tax expense	40,142	43,203	40,846	36,748	34,332
Income tax expense	7,550	8,723	8,330	7,475	6,542
Net income	$32,592	$34,480	$32,516	$29,273	$27,790
Earnings per common share:
Basic	$2.14	$2.25	$2.16	$1.96	$1.86
Diluted	$2.08	$2.19	$2.10	$1.92	$1.82
Common shares outstanding:
Basic weighted average	15,256	15,297	15,052	14,937	14,907
Diluted weighted average	15,647	15,710	15,479	15,276	15,249

Nicolet Bankshares, Inc.
Consolidated Financial Summary (Unaudited)
	For the Three Months Ended
(In thousands, except share & per share data)	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Selected Average Balances:
Loans	$6,710,206	$6,581,059	$6,542,532	$6,496,732	$6,398,838
Investment securities	886,010	884,376	873,212	881,190	884,775
Interest-earning assets	8,078,997	7,946,309	7,824,773	7,733,097	7,629,120
Cash and cash equivalents	497,865	493,237	431,632	374,176	364,375
Goodwill and other intangibles, net	387,260	388,824	390,453	392,171	393,961
Total assets	8,849,412	8,716,611	8,596,812	8,481,186	8,380,595
Deposits	7,446,107	7,314,632	7,247,321	7,183,777	7,112,971
Interest-bearing liabilities	5,953,083	5,667,803	5,653,259	5,658,642	5,509,882
Stockholders’ equity (common)	1,178,868	1,163,477	1,118,242	1,070,379	1,048,596
Selected Ratios: (1)
Book value per common share	$78.11	$76.38	$76.09	$73.03	$71.24
Tangible book value per common share (2)	$52.59	$51.10	$50.29	$46.84	$44.91
Return on average assets	1.49%	1.57%	1.50%	1.39%	1.33%
Return on average common equity	11.21	11.79	11.57	11.00	10.66
Return on average tangible common equity (2)	16.70	17.71	17.77	17.36	17.07
Average equity to average assets	13.32	13.35	13.01	12.62	12.51
Stockholders’ equity to assets	13.18	13.33	13.31	12.75	12.59
Tangible common equity to tangible assets (2)	9.28	9.33	9.21	8.57	8.33
Net interest margin *	3.58	3.61	3.51	3.42	3.33
Efficiency ratio	52.94	52.17	54.57	55.24	58.34
Effective tax rate	18.81	20.19	20.39	20.34	19.06
Selected Asset Quality Information:
Nonaccrual loans	$28,325	$28,419	$25,565	$27,838	$26,677
Other real estate owned	946	693	859	1,147	1,245
Nonperforming assets	$29,271	$29,112	$26,424	$28,985	$27,922
Net loan charge-offs (recoveries)	$342	$363	$379	$283	$13
Allowance for credit losses-loans to loans	1.00%	1.00%	1.00%	1.00%	1.01%
Net charge-offs to average loans (1)	0.02	0.02	0.02	0.02	0.00
Nonperforming loans to total loans	0.42	0.43	0.39	0.43	0.42
Nonperforming assets to total assets	0.33	0.33	0.31	0.34	0.33
Stock Repurchase Information: (3)
Common stock repurchased ($)	$26,047	$10,137	$—	$—	$—
Common stock repurchased (shares)	233,207	92,440	—	—	—
* During fourth quarter 2024, Nicolet changed the annualization methodology utilized for the calculation of net interest margin from actual/360 to actual/actual to be more consistent with the methodology typically used by peer banks and to cause quarterly results to be more consistent with annual results. Prior periods have been restated for this change in methodology. There was no change to the reported average balances or interest recognized.
(1)Income statement-related ratios for partial-year periods are annualized.
(2)See Reconciliation of Non-GAAP Financial Measures below for a reconciliation of these financial measures.
(3)Reflects common stock repurchased under board of director authorizations for the common stock repurchase program.

Nicolet Bankshares, Inc.
Consolidated Loan & Deposit Metrics (Unaudited)
(In thousands)	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Period End Loan Composition
Commercial & industrial	$1,409,320	$1,319,763	$1,351,516	$1,358,152	$1,307,490
Owner-occupied commercial real estate (“CRE”)	949,107	940,367	920,533	941,137	955,786
Agricultural	1,329,807	1,322,038	1,261,152	1,224,885	1,190,371
Commercial	3,688,234	3,582,168	3,533,201	3,524,174	3,453,647
CRE investment	1,225,490	1,221,826	1,226,982	1,198,020	1,188,722
Construction & land development	273,007	239,694	231,694	247,565	241,730
Commercial real estate	1,498,497	1,461,520	1,458,676	1,445,585	1,430,452
Commercial-based loans	5,186,731	5,043,688	4,991,877	4,969,759	4,884,099
Residential construction	91,321	96,110	85,811	90,904	84,370
Residential first mortgage	1,194,116	1,196,158	1,194,574	1,190,790	1,167,069
Residential junior mortgage	235,096	234,634	223,456	218,512	206,434
Residential real estate	1,520,533	1,526,902	1,503,841	1,500,206	1,457,873
Retail & other	38,334	55,994	61,122	59,169	55,645
Retail-based loans	1,558,867	1,582,896	1,564,963	1,559,375	1,513,518
Total loans	$6,745,598	$6,626,584	$6,556,840	$6,529,134	$6,397,617

Period End Deposit Composition
Noninterest-bearing demand	$1,689,129	$1,791,228	$1,839,617	$1,764,806	$1,665,229
Interest-bearing demand	1,239,075	1,168,560	1,035,593	1,093,621	1,121,030
Money market	1,988,648	1,942,367	1,928,977	1,963,559	2,027,559
Savings	794,223	774,707	763,024	762,529	765,084
Time	1,861,115	1,726,822	1,692,786	1,656,563	1,586,830
Total deposits	$7,572,190	$7,403,684	$7,259,997	$7,241,078	$7,165,732
Brokered transaction accounts	$249,537	$163,580	$159,547	$250,109	$265,818
Brokered time deposits	607,725	586,852	549,907	557,657	517,190
Total brokered deposits	$857,262	$750,432	$709,454	$807,766	$783,008
Customer transaction accounts	$5,461,538	$5,513,282	$5,407,664	$5,334,406	$5,313,085
Customer time deposits	1,253,390	1,139,970	1,142,879	1,098,906	1,069,639
Total customer deposits (core)	$6,714,928	$6,653,252	$6,550,543	$6,433,312	$6,382,724

Nicolet Bankshares, Inc.
Net Interest Income and Net Interest Margin Analysis (Unaudited)

	For the Three Months Ended
	March 31, 2025			December 31, 2024			March 31, 2024
	Average		Average	Average		Average	Average		Average
(In thousands)	Balance	Interest	Rate *	Balance	Interest	Rate *	Balance	Interest	Rate *
ASSETS
Total loans (1) (2)	$6,710,206	$100,804	6.08%	$6,581,059	$100,759	6.10%	$6,398,838	$93,744	5.89%
Investment securities (2)	886,010	6,951	3.14%	884,376	6,795	3.07%	884,775	6,197	2.80%
Other interest-earning assets	482,781	5,466	4.58%	480,874	5,787	4.79%	345,507	4,588	5.34%
Total interest-earning assets	8,078,997	$113,221	5.67%	7,946,309	$113,341	5.68%	7,629,120	$104,529	5.50%
Other assets, net	770,415			770,302			751,475
Total assets	$8,849,412			$8,716,611			$8,380,595
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing core deposits	$5,001,535	$30,783	2.50%	$4,783,675	$30,754	2.56%	$4,664,670	$31,256	2.69%
Brokered deposits	790,460	8,682	4.45%	722,827	8,384	4.61%	680,124	7,734	4.57%
Total interest-bearing deposits	5,791,995	39,465	2.76%	5,506,502	39,138	2.83%	5,344,794	38,990	2.93%
Wholesale funding	161,088	2,070	5.21%	161,301	2,146	5.29%	165,088	2,234	5.44%
Total interest-bearing liabilities	5,953,083	$41,535	2.83%	5,667,803	$41,284	2.90%	5,509,882	$41,224	3.01%
Noninterest-bearing demand deposits	1,654,112			1,808,130			1,768,177
Other liabilities	63,349			77,201			53,940
Stockholders' equity	1,178,868			1,163,477			1,048,596
Total liabilities and stockholders' equity	$8,849,412			$8,716,611			$8,380,595
Net interest income and rate spread		$71,686	2.84%		$72,057	2.78%		$63,305	2.49%
Net interest margin			3.58%			3.61%			3.33%
Loan purchase accounting accretion (3)		$1,475	0.09%		$1,475	0.09%		$1,527	0.09%
Loan nonaccrual interest (4)		$(304)	(0.02)%		$(458)	(0.03)%		$(241)	(0.02)%
* During fourth quarter 2024, Nicolet changed the annualization methodology utilized for the calculation of net interest margin from actual/360 to actual/actual to be more consistent with the methodology typically used by peer banks and to cause quarterly results to be more consistent with annual results. Prior periods have been restated for this change in methodology. There was no change to the reported average balances or interest recognized.
(1) Nonaccrual loans and loans held for sale are included in the daily average loan balances outstanding.
(2) The yield on tax-exempt loans and tax-exempt investment securities is computed on a tax-equivalent basis using a federal tax rate of 21%, and adjusted for the disallowance of interest expense.
(3) Loan purchase accounting accretion included in Total loans interest above, and the related impact to net interest margin.
(4) Loan nonaccrual interest included in Total loans interest above, and the related impact to net interest margin.

Nicolet Bankshares, Inc.
Reconciliation of Non-GAAP Financial Measures (Unaudited)
	For the Three Months Ended
(In thousands, except per share data)	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Adjusted net income reconciliation: (1)
Net income (GAAP)	$32,592	$34,480	$32,516	$29,273	$27,790
Adjustments:
Assets (gains) losses, net (2)	354	(510)	(1,177)	(616)	(1,909)
Adjustments subtotal	354	(510)	(1,177)	(616)	(1,909)
Tax on Adjustments (3)	69	(99)	(230)	(120)	(372)
Adjusted net income (Non-GAAP)	$32,877	$34,069	$31,569	$28,777	$26,253
Diluted earnings per common share:
Diluted earnings per common share (GAAP)	$2.08	$2.19	$2.10	$1.92	$1.82
Adjusted Diluted earnings per common share (Non-GAAP)	$2.10	$2.17	$2.04	$1.88	$1.72
Tangible assets: (4)
Total assets	$8,975,222	$8,796,795	$8,637,118	$8,557,017	$8,446,662
Goodwill and other intangibles, net	386,588	388,140	389,727	391,421	393,183
Tangible assets	$8,588,634	$8,408,655	$8,247,391	$8,165,596	$8,053,479
Tangible common equity: (4)
Stockholders’ equity (common)	$1,183,268	$1,172,898	$1,149,327	$1,091,413	$1,063,655
Goodwill and other intangibles, net	386,588	388,140	389,727	391,421	393,183
Tangible common equity	$796,680	$784,758	$759,600	$699,992	$670,472
Tangible average common equity: (4)
Average stockholders’ equity (common)	$1,178,868	$1,163,477	$1,118,242	$1,070,379	$1,048,596
Average goodwill and other intangibles, net	387,260	388,824	390,453	392,171	393,961
Average tangible common equity	$791,608	$774,653	$727,789	$678,208	$654,635
Note: Numbers may not sum due to rounding.
(1)The adjusted net income measure and related reconciliation provide information useful to investors in understanding the operating performance and trends of Nicolet and also to aid investors in the comparison of Nicolet’s financial performance to the financial performance of peer banks.
(2)Includes the gains / (losses) on other assets and investments.
(3)Assumes an effective tax rate of 19.5%.
(4)The ratios of tangible book value per common share, return on average tangible common equity, and tangible common equity to tangible assets exclude goodwill and other intangibles, net. These financial ratios have been included as they are considered to be critical metrics with which to analyze and evaluate financial condition and capital strength.